Exhibit 10.13

Tumim Stone Capital LLC

140 Broadway, 38th Floor

New York, NY 10005

Attention: Maier Joshua Tarlow

Re: Common Stock Purchase Agreement

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is entered into as of October 28, 2022, and confirms our agreement to amend that certain Common Stock Purchase Agreement, dated as of August 23, 2022 (the “Purchase Agreement”), by and among Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (“LMFAO”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical”). Capitalized terms used and not expressly defined herein shall have the meanings for such terms set forth in the Purchase Agreement.

Upon the Business Combination Closing on the Business Combination Closing Date, LMFAO will change its name to “SeaStar Medical Holding Corporation” and, therefore, all references in this Letter Agreement to the “Company” shall mean “SeaStar Medical Holding Corporation, a Delaware corporation” from and after the Business Combination Closing.

1. Notwithstanding anything to the contrary in the Purchase Agreement, with respect to the Commitment Fee and Commitment Shares, the parties agree that the Commitment Fee shall be paid to Investor as follows (and that the Purchase Agreement shall be amended, at or immediately prior to the Closing on the Closing Date under the Purchase Agreement, to, among other things, reflect the below terms in this Section 1):

a.

Either LMFAO or the Company shall pay to the Investor $1,000,000 of the Commitment Fee in cash by wire transfer or immediately available funds to an account designated by the Investor to LMFAO, not later than 5:30 p.m., Eastern time, on the Business Combination Closing Date;

b.

The Company shall pay to the Investor $500,000 of the Commitment Fee in cash by wire transfer or immediately available funds to an account designated by the Investor to the Company, not later than the earliest of (i) the 30th calendar day immediately following the Effective Date of the Initial Registration Statement, (ii) the 30th calendar day immediately following the Effectiveness Deadline of the Initial Registration Statement, and (iii) not later than 4:00 p.m. (New York City time) on the second (2nd) Trading Day immediately after the date on which written notice of termination is delivered by the Company or the Investor (as applicable) to the other party pursuant to Section 8.2 and Section 10.4 of the Purchase Agreement, as amended (and no such termination of the Purchase Agreement, as amended, shall become effective unless and until all of such $500,000 of the Commitment Fee shall have been paid to the Investor pursuant to and in accordance with the Purchase Agreement, as amended); and

c.

The Company shall pay to the Investor the balance of the Commitment Fee, or $1,000,000, as Commitment Shares at such time and calculated in such manner and otherwise issued in accordance with the terms for the issuance of the Commitment Shares as set forth in the Purchase Agreement, as amended.

2. Except as set forth in Section 1 of this Letter Agreement, all of the provisions of the Purchase Agreement (as it shall be amended at or immediately prior to the Closing) shall remain in full force and effect as of and from and after the Closing on the Closing Date, each according to its terms as set forth in the Purchase Agreement (as so amended), and shall not be amended, changed, modified or superseded in any way whatsoever by this Letter Agreement.

[Signature pages follow]

THE COMPANY:

LMF ACQUISITION OPPORTUNITIES, INC,
a Delaware corporation

By:	/s/ Richard Russell
Name: Richard Russell
Title: Chief Financial Officer

SEASTAR MEDICAL:

SEASTAR MEDICAL, INC.,
a Delaware corporation

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

AGREED AND ACCEPTED:

THE INVESTOR:

TUMIM STONE CAPITAL LLC

By: 3i Management, LLC, its Manager

By:	/s/ Maier J. Tarlow
Name: Maier J. Tarlow
Title: Manager On Behalf Of the GP

SIGNATURE PAGE TO LETTER AGREEMENT